Certification Regarding Compliance with Applicable Servicing Criteria

1.
Ocwen Loan Servicing, LLC ("Ocwen") is responsible for assessing compliance with theservicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto.   The transactions covered by this report include asset-backed securities transactions for which Ocwen acted as servicer involving residential mortgage loans other than transactions closing prior to the effective date of Regulation AB (the "Platform") as set forth in Appendix B hereto;

2.
Ocwen has engaged certain vendors, which are not servicers as defined in Item 1101 (j) of Regulation AB (the "Vendors") to perform specific, limited or scripted activities, and Ocwen elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3.	Except as set form in paragraph 4 below, Ocwen used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Ocwen based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Ocwen has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6.
Ocwen has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the
Reporting Period with respect to the Platform taken as a whole;

7.
Ocwen has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8.	Crowe Chizek and Company LLC, a registered public accounting firm, has issued an attestation report on Ocwen's assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 6, 2008

Ocwen Loan Servicing, LLC

By: /s/ Ronald M. Faris
Name: Ronald M. Faris
Title: President

A-2

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA			INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Ocwen	Performed by Vendor(s) for which Ocwen is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Ocwen is NOT the Responsible Party
General Servicing Considerations
1122(d)(l)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X1
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X2		X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollaleralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-l(b)(1) of the Securities Exchange Act.
X

1 Ocwen’s duties under the applicable transaction agreements arc limited to providing the required information to the party tasked with monitoring any defaults under the Agreements
2 Both Regulus Group LLC and Ocwen perform aspects of this servicing criteria.  Regulus is responsible for depositing any checks received into the payment deposit account.   Ocwen is responsible for other forms of payments, and the sweeping of funds deposited in the payment deposit account to the appropriate deal level custodial bank accounts

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA			INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Ocwen	Performed by Vendor(s) for which Ocwen is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Ocwen is NOT the Responsible Party
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X3		X3
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff dale, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items These reconciling items arc resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, arc maintained in accordance with the transaction agreements and applicable Commission requirements Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X4
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X4			--■
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X4
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by thc transaction agreements or related mortgage loan documents	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements	X

3 Assurant, Inc and Ocwen each issue checks and maintain unissued checks.   Assurant issues checks for the insurance advances, while Ocwen issues all other checks
4 Ocwcn has determined for purposes of assessing the servicing criteria listed in Items 1I22(d)(3(i)-(iv) that, pursuant to the Securities and Exchange Commission Telephone Interpretation 11.03, the term "investor" as used in those Items does not pertain to the entity to which Ocwen provides the applicable information (i e Master Servicer, Trustee, etc ) and includes certificate and bond holders Consequently, the information regarding such Items provided herein relates to Ocwen’s provision of such information to the entity who ultimately disseminates such information to the investors

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA			INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Ocwen	Performed by Vendor(s) for which Ocwen is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Ocwen is NOT the Responsible Party
I122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e g, escrow) in accordance with the related pool asset documents.
		X5		X5
1122(d)(4)(v)	The Serviccr's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e. g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on al least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X

5 Regulus transmits a daily data file that represents payments received for the current day to Ocwen   Ocwen then loads the data file received from Regulus in its servicing system, which then applies the funds in accordance with the terms of the related transaction agreements

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA			INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Ocwcn	Performed by Vendor(s) for which Ocwen is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Ocwen is NOT the Responsible Party
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
		X6		X6
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
		X7		X7
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Scrvicer, or such other number of days specified in the transaction agreements.
		X8		X8
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

6 Assurant, Inc and First American Real Estate Solutions of Texas, L P ("First American”) transmit daily data files for insurance and taxes, respectively, which represent payments received for the current day to Ocwen.  Ocwen loads the data files into its servicing system which records the disbursements in the system and then sends the applicable funds via mail or wire

7 First American identifies late payments and includes them as part of the daily data transmissions Ocwen identifies late payments in the data transmissions and credits to the borrower's applicable account on its servicing system.  Ocwen also maintains control reports to identify any late payments not identified by First American

8 First American transmits daily data files that represent disbursements required to be made by Ocwen.  Ocwen loads the stat file into its servicing system and records the disbursements on the system.

Deal Name
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASAP2
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASAP3
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASAP4
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASAP5
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASAP6
ACE Securities Corp. Home Equity loan Trust, Series 2006-ASL1
ACE Securities Corp. Home Equity loan Trust, Series 2006-HE1
ACE Securities Corp. Home Equity loan Trust, Series 2006-HE2
ACE Securities Corp. Home Equity loan Trust, Series 2006-HE3
ACE Securities Corp. Home Equity loan Trust, Series 2006-HE4
ACE Securities Corp. Home Equity loan Trust, Series 2006-SD1
ACE Securities Corp. Home Equity loan Trust, Series 2006-SD2
ACE Securities Corp. Home Equity loan Trust, Series 2006-SD3
ACE Securities Corp. Home Equity loan Trust, Series 2006-SL1
ACE Securities Corp. Home Equity loan Trust, Series 2006-SL2
ACE Securities Corp. Home Equity loan Trust, Series 2006-SL3
ACE Securities Corp. Home Equity loan Trust, Series 2007-ASAP1
ACE Securities Corp. Home Equity loan Trust, Series 2007-ASAP2
ACE Securities Corp. Home Equity loan Trust, Series 2007-ASL1
ACE Securities Corp. Home Equity loan Trust, Series 2007-HE1
ACE Securities Corp. Home Equity loan Trust, Series 2007-HE2
ACE Securities Corp. Home Equity loan Trust, Series 2007-HE4
ACE Securities Corp. Home Equity loan Trust, Series 2007-HE5
ACE Securities Corp. Home Equity loan Trust, Series 2007-SL1
ACE Securities Corp. Home Equity loan Trust, Series 2007-SL2
ACE Securities Corp. Home Equity loan Trust, Series 2007-WM2
AEGIS asset Backed securities Trust 2006-1
BASIC 2006-1BICEP Owner Trust 11
BMAT Securities Corporation 2006-1
Bear Stearns Asset Backed Securities 1 LLC 2007-HE4
Citigroup Mortgage Loan Trust I 2006-HE3
Citigroup Mortgage Loan Trust Inc 2007-AMC2
CS Home Equity Mortgage Trust Series 2006-3
CS Home Equity Mortgage Trust Series 2006-4
CS Home Equity Mortgage Trust Series 2006-5
CSFB Home Equity Asset Trust 2006-2
CSFB Home Equity Mortgage Trust 2006-1
CSFB Home Equity Mortgage Trust 2006-2
Credit Suisse First Boston Mortgage Securities Corp. 2007-NC1 OSI
Credit Suisse First Boston Mortgage Securities Corp 2006-1
DBALT 2007-AR3
First NLC Securitization, Inc. 2007-1
GSAA Home Equity Trust 2006-S1
GSAMP 2006-NC2
GSAMP 2006-S2
GSAMP 2006-S3
GSAMP 2006-S4
GSAMP 2006-S5
GSAMP 2006-S6
GSAMP 2006-SD2
GSAMP 2006-SD3

GSAMP 2006-SEA1
GSAMP 2007-SEA1
GSRPM Mortgage Loan Trust 2006-2
GSRPM Mortgage Loan Trust 2007-1
MASTR Asset Backed Securities Trust 2007 - WMC1
MASTR Asset Backed Securities Trust 2006 - AM1
MASTR asset Backed Securities Trust 2006 - AM3
Nomura Assset Acceptance Corporation 2005-S1
Nomura Assset Acceptance Corporation 2005-S2
Nomura Assset Acceptance Corporation 2005-S3
Nomura Assset Acceptance Corporation 2005-S4
Nomura Assset Acceptance Corporation 2006-S1
Nomura Assset Acceptance Corporation 2006-S2
Nomura Assset Acceptance Corporation 2006-S3
Nomura Assset Acceptance Corporation 2006-S4
Nomura Assset Acceptance Corporation 2006-S5
Nomura Assset Acceptance Corporation 2007-S1
Nomura Assset Acceptance Corporation 2007-S2
Nomura Home Equity Loan, Inc. 2006-HE1
Nomura Home Equity Loan, Inc. 2006-HE2
Nomura Home Equity Loan, Inc. 2006-HE3
Nomura Home Equity Loan, Inc. 2007-2
Nomura Home Equity Loan, Inc. 2007-3
OCWEN Real Eestate Asset Liquidating Trust 2007-1
ResMAE Asset-Backed Pass-Through Certificate Series 2006-1
Renaissance Home Equity Loan Trust 2006-1
Renaissance Home Equity Loan Trust 2006-2
Renaissance Home Equity Loan Trust 2006-3
Renaissance Home Equity Loan Trust 2006-4
Renaissance Home Equity Loan Trust 2007-1
Renaissance Home Equity Loan Trust 2007-2
Renaissance Home Equity Loan Trust 2007-3
Structured Asset Investment Loan Trust Mortgage Pass-Through Certificate, Series 2006-4
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2006-S2
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-BC4
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-GEL2
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-OSI
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-SC1
Structured Asset Securities Corporation Mortgage Pass-Through Certificate, Series 2007-TC1
SGMS 2007-AHL1
Soundview Home Loan Trust 2006-EQ2
Soundview Home Loan Trust 2006-NLC1
Soundview Home Loan Trust 2007-1